                                                                    EXHIBIT 10.2


                                OPTION AGREEMENT

     THIS OPTION AGREEMENT (this "Agreement") is made and entered into as of March 15, 2002, by and between DOUBLE B HOLDINGS, LLC. ("DOUBLE B"), a Utah limited liability company having its principal place of business at 1111 East Brickyard, Suite 102, Salt Lake City, Utah 84106 and i5ive COMMUNICATIONS INC. ("i5ive"), a British Columbia corporation, having its principal place of business at 1122 Mainland Street - Suite 210, Vancouver, British Columbia, Canada V6B 5L1.

                                    PREMISES

     DOUBLE B wishes to acquire, and i5ive wishes to sell to DOUBLE B, an Option to purchase the Website Assets of i5ive (as defined herein) on the terms and conditions mutually agreed by the Parties and set out in this Agreement.

     i5ive has developed a Website, related links, content and other materials which includes, among other things, an "Enabling Platform" of producing and distributing author-generated materials over the Internet, an Internet-based community, and educational materials by users of the i5ive Website. This Internet content includes a Website, links, content and other materials referred to as "Suite U".

     During the term of the Option, DOUBLE B desires to evaluate the market potential of the Suite U business concept, for use and access by users in conjunction with the Website and links heretofore developed by the founders of DOUBLE B, and the ability of DOUBLE B to develop revenues from and commercial applications for the business concept of integrating access to Suite U by a link from the DOUBLE B website to Suite U in accordance with the business plan attached hereto as Exhibit P-1.

     NOW, THEREFORE, in consideration of the premises and the mutual warranties, representations, covenants and agreements set forth in this Agreement, the Parties agree as follows:


                                    ARTICLE 1
                                     OPTION

     1.1  GRANT OF OPTION.

     For and in consideration of DOUBLE B's payment of the Initial Option Payment pursuant to Article 1.2, i5ive grants DOUBLE B an option to purchase the Website Assets of I5ive, upon the terms and conditions set out in this Agreement (the "Option").


     1.2  OPTION PAYMENT.

     For and in consideration of i5ive's grant of the Option pursuant to Article 1.1, DOUBLE B agrees to pay to i5ive (i) (US) $15,000 (Fifteen Thousand United States Dollars) (the "Initial Option Payment") concurrently with the execution of this Agreement, and (ii) provided DOUBLE B gives notice to i5ive of its election to extend this Option as provided in Article 1.5 hereof, (US) $30,000 (Thirty Thousand United States Dollars) (the "Extension Option Payment") concurrently with the giving of such notice. All such payments shall be made by wire transfer of funds or other immediately available funds. Both the Initial Option Payment and the Extension Option Payment are non-refundable in the event the Option is not exercised.


     1.3  TERM OF OPTION.

     DOUBLE B shall be entitled to exercise the Option for a period expiring at midnight (i) thirty (30) days from the date hereof, or (ii) provided DOUBLE B has given the notice to i5ive of its election to extend the term of the Option in accordance with Article 1.5 hereof and paid the Extension Option Payment, in accordance with Article 1.2 hereof, sixty (60) days from the date hereof (herein such period, including the extension, is referred to as the "Option Period"), unless this Agreement is earlier terminated pursuant to the terms of Article 9. If DOUBLE B does not exercise the Option during the Option Period, this Agreement shall terminate and be of no further force or effect except as provided in Article 9.2. Time is of the essence in calculating the Option Period.


     1.4  EXERCISE OF OPTION.

     DOUBLE B shall be entitled to exercise the Option at any time during the Option Period by delivering to i5ive a notice of exercise in substantially the form of Exhibit 1.4 (the "Notice of Exercise"). DOUBLE B's decision to exercise or not exercise the Option shall be entirely at DOUBLE B's discretion.


     1.5  EXTENSION OF OPTION

     DOUBLE B shall be entitled to extend the Option Period by (i) delivering to i5ive not later than thirty (30) days from the date hereof a notice substantially in the form of Exhibit 1.5 (the "Notice of Extension") of its decision to extend the Option Period, and (ii) paying to i5ive the Extension Option Payment as provided in Article 1.2 hereof. Upon delivery of the Notice of Extension and making payment of the Extension Option Payment, the Option Period shall be extended as provided in Article 1.3 hereof. Failure of DOUBLE B to deliver to i5ive the Notice of Extension and pay the Extension Option Payment not later than thirty (30) days from the date hereof shall result in the Option Period terminating on the date determined in accordance with Article 1.4(i) hereof.


                                    ARTICLE 2
                       PURCHASE AND SALE OF WEBSITE ASSETS

     2.1  PURCHASE AND SALE OF WEBSITE ASSETS.

     Upon DOUBLE B's exercise of the Option, and subject to the terms and conditions of this Agreement, at the Closing i5ive, in exchange for DOUBLE B's payment of the Purchase Price, shall sell, assign, transfer, convey, and deliver to DOUBLE B all of i5ive's right, title, and interest in and to the Website Assets, free and clear of any and all Liens.


     2.2  PURCHASE PRICE.

     In consideration for the sale, transfer, conveyance, assignment and delivery of the Website Assets by i5ive to DOUBLE B, and in reliance upon the representations, warranties, covenants, and agreements made in this Agreement by i5ive, at the Closing DOUBLE B shall pay i5ive:

          (a) (U.S.) $155,000 (One Hundred Fifty Five Thousand United States Dollars), less the Initial Option Price and, if paid by DOUBLE B to i5ive, the Extension Option Price.

          (b) A membership interest in DOUBLE B equal to 26% of the total membership interests of DOUBLE B following the Closing.

          (c) A number of shares of capital stock of Blue Frogg, equal to 5% of the shares of capital stock of Blue Frogg issued and outstanding following the Closing.


     2.3  ASSIGNMENT AND ASSUMPTION OF CONTRACTS.

          (a) i5ive agrees to use its best endeavors to obtain the consent of B&N to the assignment to DOUBLE B of all of the rights and obligations under each of the B&N Contracts.

          (b) In the event that i5ive, despite its best endeavors, is unable to obtain the consent of B&N to the assignment of any B&N Contract to DOUBLE B as contemplated by Article 2.3(a): (i) i5ive agrees to the extent permitted under the B&N Contract to sub-contract the performance of each B&N Contract to DOUBLE B and to act as DOUBLE B's agent in the collection of any payments due under each such sub-contract; and (ii) DOUBLE B agrees to perform each such sub-contract and to hold i5ive harmless from any loss or liability arising out of DOUBLE B's performance of it.

          (c) Except as otherwise stated in Exhibit 2.3, DOUBLE B agrees to assume as of the Closing Date all of the obligations of i5ive (i) under the agreements listed on Exhibit 2.3 hereto, and (ii) subject to B&N consenting to the assignment of the B&N Contracts, under the B&N Contracts. DOUBLE B agrees to indemnify and hold i5ive, its officers, Directors, agents and Representatives harmless from any liability claim, damages, or loss arising out of or asserted on the basis of any of the contracts assumed by DOUBLE B hereunder.


                                    ARTICLE 3
                                     CLOSING

     3.1  TIME AND PLACE OF CLOSING.

     The closing of the purchase and sale of the Website Assets (the "Closing") will take place at 10:00 A.M. (local time) on the Closing Date at the offices of i5ive, or such other place as may be mutually agreed upon by the Parties.


     3.2  CLOSING DATE.

     The Closing Date shall occur as soon as possible following DOUBLE B's exercise of the Option pursuant to Article 1.4 but no later than five (5) business days following the date on which the last of the conditions set forth in Article 8 (except for any condition involving the delivery of certificates on the Closing Date) is satisfied or waived.


     3.3  DOCUMENTS DELIVERED BY I5IVE AT CLOSING.

     At Closing, i5ive shall deliver or cause to be delivered to DOUBLE B the following documents:

          (a) Good and sufficient bills of sale, assignments, and any other instruments of sale, conveyance, transfer, or assignment, dated as of the Closing Date, required or deemed reasonably necessary by DOUBLE B in order to vest fully and effectively in DOUBLE B good and marketable title to the Website Assets free of all Liens;

          (b) A certificate from the Chief Executive Officer of i5ive attesting that each of the representations and warranties of i5ive set out in
          Article 4 of this Agreement is accurate in all material respects as of the dates provided in this Agreement;

          (c) Such other documents or certificates as shall be reasonably requested by DOUBLE B.


     3.4  DOCUMENTS DELIVERED BY DOUBLE B AT CLOSING.

     At Closing, DOUBLE B shall deliver or cause to be delivered to i5ive the following:

          (a) Payment of the cash portion of the Purchase Price by wire transfer or other immediately available funds;

          (b) A certificate for the membership interest of DOUBLE B, determined as provided in Article 2.2(b);

          (c) A certificate for a number of shares of the capital stock of Blue Frogg, determined as provided in Article 2.2(c);

          (d) A certificate of a duly authorized officer of DOUBLE B attesting that each of the representations and warranties of DOUBLE B set forth in Article 5 of this Agreement is accurate in all material respects as of the date of this Agreement and as of the Closing Date;

          (e) Such other documents or certificates as shall be reasonably requested by i5ive;

          (f) Such assumption and other agreements as may be reasonably requested by i5ive pursuant to Article 2.3(c) hereof; and

          (g) The agreements of the members of DOUBLE B pursuant to Article 7.4 hereof.


                                    ARTICLE 4
                     REPRESENTATIONS AND WARRANTIES OF I5IVE

     i5ive represents and warrants to DOUBLE B, as of the date hereof, as follows:


     4.1  ORGANIZATION, STANDING, AND CAPITAL STRUCTURE.

     i5ive is a corporation duly organized, validly existing, and in good standing under the Laws of the Province of British Columbia, and has the power and authority to carry on its business as now conducted.


     4.2  AUTHORITY; NO BREACH BY AGREEMENT.

          (a) i5ive has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated by it. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, have been, or at the Closing Date will have been, duly and validly authorized by all necessary corporate action on the part of i5ive, and this Agreement will at the Closing Date represent a legal, valid, and binding obligation of i5ive, enforceable against i5ive in accordance with its terms.

          (b) Neither the execution and delivery of this Agreement by i5ive, nor the consummation by i5ive of the transactions contemplated hereby, nor compliance by i5ive with any of the provisions hereof, will: (i) conflict with or result in a breach of any provision of i5ive's Certificate of Incorporation or Bylaws; (ii) constitute or result in a default under, or require any consent pursuant to any Contract or Permit of i5ive, except as to the assignment of the B&N Contracts; or
          (iii) violate any Law or Order applicable to i5ive or the Website Assets.


     4.3  TITLE TO WEBSITE ASSETS.

          i5ive has, or will have on the Closing Date, and as a result of the transactions contemplated by this Agreement DOUBLE B will receive, good and marketable title to all of the Website Assets free and clear of any Liens.


     4.4  INTELLECTUAL PROPERTY.

     Exhibit 4.4 hereto contains a true and complete list of i5ive's patents, trademarks, service marks, trade names, copyrights, and applications or registrations therefor. All licenses whereby i5ive is the licensee of any Intellectual Property are in full force and effect and constitute legal, valid, and binding obligations of their respective parties; there have not been and there currently are not any defaults under those licenses by any party; and no event has occurred which would constitute a default thereunder. Except as disclosed in Exhibit 4.4 hereto, i5ive has all title, rights, and interest in the Intellectual Property free and clear of all assignments, licenses, restrictions, encumbrances, charges, or claims of infringement, and i5ive has received no written claim or notice from any third party, including any employee of i5ive, that such third party has any interest in such rights. To the knowledge of i5ive, none of the Intellectual Property applications, trademark or service mark registrations, trade names, or copyrights and related rights as used by i5ive infringes upon or otherwise violates the rights of any other Person nor has any Person asserted to i5ive a written claim of such infringement or other violation except as disclosed in Exhibit 4.4 hereto. Except as disclosed in Exhibit 4.4 hereto, i5ive is not obligated to pay any royalties for the Intellectual Property to any Person.


     4.5  COMPUTER SOFTWARE AND DATABASES.

     Exhibit 4.5 hereto accurately identifies all computer software and databases owned, licensed, leased, internally developed or otherwise used in connection with the Website Assets. i5ive has, and upon consummation of the transactions contemplated by this Agreement on the Closing Date, i5ive will deliver to DOUBLE B and DOUBLE B will have, all computer software and databases and all rights to use all computer software and databases that are necessary to operate the Website Assets as presently operated by i5ive and all documentation relating to all such computer software and databases. All such computer software and databases perform substantially in accordance with the documentation related thereto or used in connection therewith. Except as disclosed in Exhibit 4.5 hereto, all software developed internally, or externally, for use with the Website Assets was developed initially by i5ive employees or has been assigned, including all copyrights therein, to i5ive.


                                    ARTICLE 5
                   REPRESENTATIONS AND WARRANTIES OF DOUBLE B

     DOUBLE B represents and warrants to i5ive as follows:


     5.1  ORGANIZATION, STANDING, AND POWER.

     DOUBLE B is a limited liability company duly organized, validly existing, and in good standing under the Laws of Utah, and has the power and authority to carry on its business as now conducted.


     5.2  AUTHORITY; NO BREACH BY AGREEMENT.

          (a) DOUBLE B has the power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated by it. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in it have been, and the exercise of the Option by DOUBLE B will be, duly and validly authorized by all necessary action in respect thereof on the part of DOUBLE B. This Agreement represents a legal, valid, and binding obligation of DOUBLE B, enforceable against DOUBLE B in accordance with its terms.

          (b) Neither the execution and delivery of this Agreement by DOUBLE B, nor the consummation by DOUBLE B of the transactions contemplated by it, nor compliance by DOUBLE B with any of the provisions of this Agreement will: (i) conflict with or result in a breach of any provision of DOUBLE B's articles of organization or operating agreement; (ii) constitute or result in a default under, or require any consent pursuant to any Contract or Permit of DOUBLE B; or (iii) violate any Law or Order applicable to DOUBLE B or its assets.


     5.3  CAPITALIZATION OF DOUBLE B

     The capitalization of DOUBLE B consists of 100 units of membership interest ("Units"), of which 74 Units are issued and outstanding and none of which are reserved for issuance, except for the Units that may be issued to i5ive upon consummation of the transactions herein contemplated. No other class of membership interest or equity ownership is authorized. All of the issued and outstanding Units were duly and validly issued and are fully paid and non-assessable. None of the outstanding Units has been issued in violation of any preemptive rights of the current or past Unitholders of Double B. Except as described above, there are no outstanding options, warrants or rights to subscribe for, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, Units of DOUBLE B or Contracts, commitments, understandings or arrangements by which DOUBLE B is or may be obligated to issue additional Units or options, warrants, or rights to purchase or acquire any additional Units or other equity ownership interests. All the Units of DOUBLE B to be issued to i5ive pursuant to this Agreement will be, when issued and delivered, fully paid, validly issued and non-assessable. Double B has no outstanding indebtedness.


     5.4  CAPITALIZATION OF BLUE FROGG

     Blue Frogg has authorized capital stock consisting of 25,000,000 shares of common stock, of which, as of the date hereof, there are 10,000,000 shares issued and outstanding, and 5,000,000 shares of preferred stock, of which, as of the date hereof, there are no shares issued and outstanding. No other class of capital stock is authorized. All of the issued and outstanding shares of capital stock were duly and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock has been issued in violation of any preemptive rights of the current or past stockholders of Blue Frogg. As of the date hereof, Blue Frogg has reserved for issuance an aggregate of 500,000 shares of common stock issuable Under its 2001 Stock Option and Purchase Rights Plan. Except as described above, there are no outstanding options, warrants or rights to subscribe for, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of Blue Frogg or Contracts, commitments, understandings or arrangements by which Blue Frogg is or may be obligated to issue additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock. All the shares of capital stock of Blue Frogg to be issued to i5ive pursuant to this Agreement will be, when issued and delivered, fully paid, validly issued and non-assessable.


     5.5  TITLE TO BLUE FROGG SHARES.

     DOUBLE B has, or will have on the Closing Date, and as a result of the transactions contemplated by this Agreement I5IVE will receive, good and marketable title to all of the shares of common stock of Double Frogg to be transferred to i5ive pursuant to Article 2.2(c) hereof free and clear of any Liens.


                                    ARTICLE 6
                                    COVENANTS

     6.1  CONDUCT OF I5IVE'S BUSINESS PENDING CONSUMMATION.

          (a) AFFIRMATIVE COVENANTS. i5ive covenants and agrees with DOUBLE B that, from the date of execution of this Agreement until the earlier of the Closing Date or the expiration or termination of this Agreement, i5ive shall:

               (i) Operate and maintain the Website Assets only in the usual, regular, and ordinary course and in accordance with past practices, ordinary wear and tear excepted, subject to the Management and Operating Services Agreement dated February 15, 2002 (the "Management and Operating Services Agreement") with Creative Marketeam Canada Ltd.;

               (ii) Promptly advise DOUBLE B in writing of any matter arising or discovered after the date of this Agreement that has or is reasonably expected to have a material adverse effect on the Website Assets; and

               (iii) Keep DOUBLE B advised of all material developments relevant to the Website Assets and to the consummation of the transactions contemplated by this Agreement.

               (iv) Continue in full force and effect for the Option Period the Management and Operating Services Agreement and make or cause to be made all monthly payments required to be made to Creative Marketeam Canada, Ltd. pursuant to the terms of that Agreement.

          (b) NEGATIVE COVENANTS. i5ive covenants and agrees with DOUBLE B that, from the date of execution of this Agreement until the earlier of the Closing Date or the expiration or termination of this Agreement, i5ive will not do or agree or commit to do, any of the following without the prior written consent of the chief executive officer of DOUBLE B:

               (i) Voluntarily permit or allow any of the Website Assets to be subjected to any Lien;

               (ii) Dispose of or voluntarily permit to lapse any previously unexpired right to the use of any of the Intellectual Property used in conjunction with the operation of the Website Assets or dispose of or disclose to any person any of the Intellectual Property that is used exclusively or primarily in connection with the operation of the Website Assets and that is not theretofore in public knowledge;

               (iii) Take any action that would prevent either Party from performing its covenants and agreements under this Agreement;

               (iv) liquidate, merge, or otherwise terminate its corporate existence; or

               (v) directly or through any officer, director, agent or other Person, solicit or initiate any proposal or offer from any Person relating to any purchase of the Website Assets or any material portion thereof.


     6.2  COVENANTS OF DOUBLE B.

     DOUBLE B covenants and agrees with i5ive that except as required by Law, from the date of this Agreement until the earlier of the Closing Date or the expiration or termination of this Agreement, DOUBLE B shall not take any action that would materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.


                                    ARTICLE 7
                              ADDITIONAL AGREEMENTS

     7.1  AGREEMENT AS TO EFFORTS TO CONSUMMATE.

     Subject to the terms and conditions of this Agreement, each Party agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using its reasonable best efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 8 of this Agreement. This Article 7.1 shall not, however, be construed to require DOUBLE B to exercise the Option.


     7.2  CONFIDENTIALITY.

     Each Party shall, and shall cause its officers, directors, employees, Representatives, advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning the Website Assets, the i5ive community publishing procedures and protocols, its businesses, operations, and financial position and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to Closing, each Party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other Party and shall thereafter maintain and not use for any purpose any of the confidential information theretofore provided. This Article 7.2 shall not, however, be construed to require i5ive to disclose to DOUBLE B during the Option Period prior to the Closing any information i5ive considers to be confidential.


     7.3  NOTIFICATION OF CERTAIN EVENTS.

     Each Party shall promptly notify the other Party as soon as practicable after it has knowledge of (a) the occurrence, or failure to occur, of any event that would, or would be likely to cause, either Party's representations or warranties in this Agreement to be untrue or incorrect in any material respect, or (b) any failure on its part or the part of any of its officers, directors, employees, Representatives, or agents to comply with or satisfy in any material respect any covenant, condition, or agreement in this Agreement.


     7.4  ELECTION OF i5IVE DESIGNEE AS DIRECTOR OF DOUBLE B

     At the Closing, DOUBLE B shall deliver to i5ive the agreement of the members of DOUBLE B (other than i5ive) to the effect that so long as i5ive shall remain the holder of the shares of capital stock issued to i5ive at the Closing, such persons will vote and take such other steps as may be necessary to elect one person designated by i5ive, or any person to whom i5ive may transfer not less than all of such shares, to be a Director (or equivalent management position) of DOUBLE B.


     7.5 CONTINUAL FUNDING OF MANAGEMENT AND OPERATING SERVICES AGREEMENT AFTER CLOSING

     i5ive agrees that in the event the Option is exercised and the Closing is consummated, it will, at the Closing, pay to DOUBLE B a sum equal to the difference between $155,000 and the aggregate of all payments to Creative Marketeam Canada, Ltd. under the terms of the Management and Operating Services Agreement (excluding such amount as was paid on account of receipts from B&N) during the period March 1, 2002 through the Closing. Thereafter, i5ive shall have no further funding obligation either under this Agreement or the Management and Operating Services Agreement.


                                    ARTICLE 8
                     CONDITIONS PRECEDENT TO OBLIGATIONS TO
             CONSUMMATE THE PURCHASE AND SALE OF THE WEBSITE ASSETS

     8.1  CONDITIONS TO OBLIGATIONS OF EACH PARTY.

     The respective obligations of each Party to consummate the purchase and sale of the Website Assets pursuant to Article 2 are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Article
11.5 of this Agreement:

          (a)  EXERCISE OF OPTION.

          DOUBLE B shall have exercised the Option pursuant to Article 1.3 during the Option Period.

          (b)  LEGAL PROCEEDINGS.

          No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts or makes illegal consummation of the transactions contemplated by this Agreement and no action which may result in such Law or Order shall have been commenced or threatened by any Person.


     9.2  CONDITIONS TO OBLIGATIONS OF DOUBLE B.

     The obligations of DOUBLE B to consummate the purchase and sale of the Website Assets pursuant to Article 2 are subject to the satisfaction of the following conditions, unless waived by DOUBLE B pursuant to Article 11.5(a) of this Agreement:

          (a)  REPRESENTATIONS AND WARRANTIES.

          The representations and warranties of i5ive set forth or referred to in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as though all such representations and warranties had been made on and as of the Closing Date.

          (b)  PERFORMANCE OF AGREEMENTS AND COVENANTS.

          Each and all of the agreements and covenants of i5ive to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to Closing shall have been duly performed and complied with in all material respects.

          (c)  DELIVERY OF DOCUMENTS.

          i5ive shall have delivered to DOUBLE B each of the documents specified in Article 3.3.


     8.3  CONDITIONS TO OBLIGATIONS OF I5IVE.

     The obligations of i5ive to consummate the purchase and sale of the Website Assets pursuant to Article 2 are subject to the satisfaction of the following conditions, unless waived by i5ive, pursuant to Article 11.5(b) of this
Agreement:

          (b)  PAYMENT OF PURCHASE PRICE.

          DOUBLE B shall have paid the Purchase Price in accordance with the terms of Article 2.2.

          (c)  REPRESENTATIONS AND WARRANTIES.

          The representations and warranties of DOUBLE B set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of Closing Date with the same effect as though all such representations and warranties had been made on and as of Closing Date.

          (d)  PERFORMANCE OF AGREEMENTS AND COVENANTS.

          Each and all of the agreements and covenants of DOUBLE B to be performed and complied with pursuant to this Agreement prior to Closing shall have been duly performed and complied with in all material respects.

          (e)  DELIVERY OF DOCUMENTS.

          DOUBLE B shall have delivered to i5ive each of the documents specified in Article 3.4.


                                    ARTICLE 9
                                   TERMINATION

     9.1  TERMINATION.

     This Agreement may be terminated as provided in Article 1.3 or at any time prior to the Closing:

          (a)  By mutual consent of the Parties;

          (b) By the Board of Directors of either Party in the event of a material breach by the other Party of any representation, warranty, covenant, or agreement contained in this Agreement which cannot be or has not been cured within ten (10) days after the giving of written notice to the other Party of such breach; or

     9.2  EFFECT OF TERMINATION.

     In the event of the termination or expiration of this Agreement pursuant to Articles 1.3 or 9.1:

          (a)  This Agreement shall become void and have no effect, except that:
          (i) the provisions of Articles 1.4, 7.2 and 9 of this Agreement shall survive any such termination or expiration, and (ii) a termination pursuant to Article 9.1(b) shall not relieve the breaching Party from liability for an uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination; and

          (b) Each Party shall pay the costs and expenses incurred by it in connection with this Agreement, provided that, if termination is the direct or indirect result of an uncured willful breach of a representation, warranty, covenant or agreement, the breaching Party shall be fully liable to the non-breaching Party for such default.


                                   ARTICLE 10
                        GOVERNING LAW; DISPUTE RESOLUTION

     10.1 GOVERNING LAW.

     This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware applicable to contracts executed and wholly performed within that State.


     10.2 ARBITRATION.

     (a)  AMERICAN ARBITRATION ASSOCIATION RULES.

     Any controversy or claim arising out of or relating to this Agreement shall be determined by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "Rules"); provided, however, that no controversy or claim may be deemed to arise out of or relate to this Agreement that is based solely or in part upon any decision by DOUBLE B not to exercise its Option under this Agreement.

     (b)  COMPOSITION OF ARBITRAL TRIBUNAL.

     The arbitration shall be held before a panel of three arbitrators, one of whom, who shall serve as chairman, shall be nominated by the American Arbitration Association in accordance with the Rules, one of whom shall be nominated by DOUBLE B, and one of whom shall be nominated by i5ive.

     (c)  JUDICIAL ASSISTANCE.

     The award of the arbitrators shall be final and binding. The Parties waive any right to appeal the award, to the extent a right to appeal may be lawfully waived. Each Party retains the right to seek judicial assistance: (i) to compel arbitration; (ii) to obtain interim measures of protection pending arbitration; and (iii) to enforce any decision of the arbitrators, including the final award.


                                   ARTICLE 11
                                  MISCELLANEOUS

     11.1 ENTIRE AGREEMENT.

     This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated under this Agreement and supersedes all prior arrangements or understandings with respect thereto, written or oral.


     11.2 AMENDMENTS.

     This Agreement may be amended only by a subsequent writing signed by each of the Parties.


     11.3 EXPENSES.

     Each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated under this Agreement.


     11.4 BROKERS AND FINDERS.

     Each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or affiliates has employed any broker or finder or incurred any liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated by it.


     11.5 WAIVERS.

          (a) Prior to or at Closing, DOUBLE B, acting through its manager or managers, shall have the right to waive any default in the performance of any term of this Agreement by i5ive, to waive or extend the time for the compliance or fulfillment by i5ive of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of DOUBLE B under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of DOUBLE B.

          (b) Prior to or at Closing, i5ive, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any default in the performance of any term of this Agreement by DOUBLE B, to waive or extend the time for the compliance or fulfillment by DOUBLE B of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of i5ive under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of i5ive.

          (c) The failure of any Party to require performance of any provision of this Agreement shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.


     11.6 ASSIGNMENT.

     This Agreement and the rights, interests or obligations under this Agreement may be assigned (whether by operation of Law or otherwise) by a Party only to an affiliate of that Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective successors and assigns.


     11.7 NOTICES.

     All notices or other communications which are required or permitted under this Agreement shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided under this Agreement), and shall be deemed to have been delivered as of the date so delivered:

                                     i5ive Communications Inc.:
                                     1122 Mainland Street - Suite 210
                                     Vancouver, British Columbia, Canada V6B 5L1

                                     Telecopy Number: (604) 682-3277

                                     Attention:


                                     DOUBLE B HOLDINGS, LLC:
                                     1111 East Brickyard - Suite 102
                                     Salt Lake City, Utah 84106

                                     Telecopy Number: (801) 463-2836

                                     Attention: Robert V. Brazell


     11.8 COUNTERPARTS.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.


     11.9 CAPTIONS.

     The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.


     11.10 SEVERABILITY.

     Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.


                                   ARTICLE 12
                                   DEFINITIONS

     12.1 DEFINITIONS.

     The following terms shall, whenever capitalized in this Agreement, have the meanings ascribed below:

"AGREEMENT" shall mean this Agreement, including the Exhibits delivered pursuant to this Agreement and incorporated in it by reference.

"BLUE FROGG" shall mean Blue Frogg Enterprises, Inc., a Delaware corporation.

"B&N" shall mean BARNESANDNOBLE.COM, LLC.

"B&N" Contracts" shall mean the contracts dated May 30, 2001 and August 8, 2001 between Suite101.com, Inc., a Delaware corporation, and B&N relating to introduction writing and proofreading services, respectively.

"CLOSING DATE" shall mean the date determined in accordance with Article 3.2 hereof on which the Closing shall occur.

"CONSENT" shall mean any consent, approval, estoppel, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or permit.

"CONTRACT" shall mean any written or oral agreement, license, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, assets or business.

"INTELLECTUAL PROPERTY" shall mean all patents, trade secrets, inventions, formulae, know-how, and processes, whether trade secrets or not, trade names, trademarks, service marks, brand names, design rights, and copyrights, and the registrations and applications thereof, which are used exclusively or primarily in connection with the operation of the Website Assets.

"LAW" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its assets, liabilities or business, including those promulgated, interpreted or enforced by any regulatory authority.

"LIEN" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest.

"ORDER" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or regulatory authority.

"PERMIT" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, assets or business.

"PERSON" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

"PURCHASE PRICE" means the money and shares of capital stock to be paid over and delivered to i5ive pursuant to Article 2.2.

"REPRESENTATIVE" shall mean any investment banker, financial advisor, attorney, accountant, consultant, or other representative of a Person.

"SUITE101" shall mean Suite101.com, Inc., a Delaware corporation and sole stockholder of i5ive.

"WEBSITE ASSETS" shall mean the assets listed on Exhibit 12 as they exist immediately prior to Closing:


     12.2 DEFINITIONS ELSEWHERE IN AGREEMENT.

The following terms shall, whenever capitalized in this Agreement, have the meanings ascribed to them in the referenced sections:

          Closing                                         Article 3.1
          Closing Date                                    Article 3.2
          DOUBLE B                                        Preamble
          Extension Option Payment                        Article 1.2
          Initial Option Payment                          Article 1.2
          Management and Operating Services Agreement     Article 6.1(a)(i)
          Notice of Exercise                              Article 1.4
          Notice of Extension                             Article 1.5
          Option                                          Article 1.1
          Option Payment                                  Article 1.2
          Option Period                                   Article 1.3
          i5ive                                           Preamble
          Purchase Price                                  Article 2.2
          Suite U                                         Preamble
          Rules                                           Article 10.2(a)

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers thereunto as of the day and year first above written.

ATTEST:                                   I5IVE COMMUNICATIONS INC.


/s/                                       By: /s/
----------------------------------            ----------------------------------
Secretary (Assistant)                         Name:  Mitchell G. Blumberg
                                              Title: President

[CORPORATE SEAL]

:                                         DOUBLE B HOLDINGS, LLC


                                          By: /s/
                                              ----------------------------------
                                              Name:  Robert V. Brazell
                                              Title: Manager

                                   EXHIBIT P-1

                                  BUSINESS PLAN


1. Leverage the i5ive editor base and technology to provide DOUBLE B authors the opportunity to create, merchandise, market, archive, and sell valuable knowledge in the form of eHows, and courses. This may take the form of two types of courses, Commissioned Courses and Self Designated courses. The former will consist of courses the company identifies as high demand topics and/or topics for which a publisher partner has identified course literature or textbooks. The latter will consist of courses that approved authors identify and write by utilizing templates and our editing process.

2. Solicit strong publisher partners to provide appropriate literature and textbooks to accompany course cells. These partners will be responsible to ship all books sold.

3.   Solicit i5ive members to become subscribers to the paid author service.

4. Solicit i5ive members to subscribe to a private labeled/co-branded "plus" service.

5. Consider other i5ive products and services to be bundled with "plus" services or to be deployed separately.

                                   EXHIBIT 1.4

                               NOTICE OF EXERCISE


To:       i5ive Communications Inc.

From:     DOUBLE B HOLDINGS, LLC


     Pursuant to Article 1.4 of the Option Agreement dated March 15, 2002 between us, notice is herewith given the ______ day of ______, 2002 that the undersigned irrevocably exercises the Option granted.


                                          DOUBLE B HOLDINGS, LLC


Attest:                                   By
                                             -----------------------------------
                                             Name:
-----------------------------------          Title:
Name:
Title:

                                   EXHIBIT 1.5
                               NOTICE OF EXTENSION


To:       i5ive Communications Inc.

From:     DOUBLE B HOLDINGS, LLC


     Pursuant to Article 1.5 of the Option Agreement dated March 15, 2002 between us, notice is herewith given the ______ day of __________, 2002 that the undersigned irrevocably extends the Option Period provided in such agreement.

     This notice is accompanied by payment of the Extension Option Payment in accordance with Article 1.2 of such agreement.


                                          DOUBLE B HOLDINGS, LLC


Attest:                                   By
                                             -----------------------------------
                                             Name:
-----------------------------------          Title:
Name:
Title:

                                   EXHIBIT 2.3
                            LIST OF CONTRACTS ASSUMED


                                 MONTHLY AMOUNT (CND $)
                                 ----------------------
Critical Path                    varies - $2,500.00 Web email
Danka Financial                           $  344.39 Photocopier lease
Danka Vancouver                  varies - $  100.00 Photocopier usage fee
Telus                            varies - $1,000.00 Telephone lines and long
                                                    distance charges
Telus Advanced                            $2,565.00 Off-site computer housing
Penreal                                   $5,411.82 Premises lease
Citicorp                                  $  430.92 Telephone lease
Smartnet (2ic)                   VARIES   $  230.00 ADSL Lines for office
BC Hydro                                  $  300.00 Hydro (heat and electricity)
Westport                                  $  321.00 Cleaners
ADT                                       $   30.00 Security

SOFTWARE LICENSES
-----------------
OCLC                             annual - US$13,500
Ultraseek License                Spiders and categories our web site documents
                                 (up to 250,000 documents)



Commencing from the date hereof and during the term of this Option and, if this Option is exercised, for a total period of six (6) months from the date hereof, DOUBLE B shall reimburse i5ive in an amount equal to 20% of the monthly rental (prorated for portions of any month) payable under the terms of the Assignment of Lease dated May 1, 2001 (the "Assignment") with WWBROADCAST.NET INC. In the event the Option is exercised and a Closing held thereunder, DOUBLE B shall assume at the Closing i5ive's obligations under the Assignment and i5ive shall receive a sum equal to its Deposit of (Cdn)$20,026.80 under the Assignment, less an amount equal to 80% of the monthly rental (prorated for portions of any month) payable under the terms of the Assignment from the date of the Closing to a date six (6) months from the date hereof. If this Option expires without being exercised, DOUBLE B shall have no further obligation to reimburse i5ive under the terms of the Assignment.

                                   EXHIBIT 4.4
    LIST OF I5IVE'S PATENTS, TRADEMARKS, SERVICE MARKS TRADENAMES, COPYRIGHTS
                   AND APPLICATIONS AND REGISTRATIONS THEREFOR

                                   TRADEMARKS

Suite101.com(TM)
Real People Helping Real People(TM)
Best-of-Web Directory(TM)
SuiteU(TM)
SuiteUniversity(TM)

COPYRIGHTS
----------

Content of Web Site for the period 1996-2002 Suite101.com, Inc









                        EXCEPTIONS TO TITLE TO THE ABOVE

                                      NONE



                     INFRINGEMENT AND OTHER CLAIMS ASSERTED

                                      NONE





              ROYALTY PAYMENT OBLIGATIONS FOR INTELLECTUAL PROPERTY

                                      NONE

                                   EXHIBIT 4.5
  COMPUTER SOFTWARE AND DATABASES OWNED, LICENSED, LEASED, INTERNALLY DEVELOPED
                                OR OTHERWISE USED


OCLC License                       annual - US$13,500

Ultraseek License                  Spiders and categories our web site documents
                                   (up to 250,000 documents)


Suite101.com                       and SuiteU Web site Templates The templates
                                   developed in-house by our computer
                                   technicians which make up the S101 Web Site


DOMAIN NAMES

1934.net
5top.com
Bambui.com
B-Circles.com
BeeCircles.com
BeeTrade.com
BidAuctionTrade.com
BNSuite.com
BookCircles.com
Communityinabox.net
Communityinabox.org
I5ive.com
may2nd-1934
sportingview.com
Subversivedanceparty.com
suite101.com
suite101.net
suite101.org
SuitebCircles.com
SuiteCircles.com
suitenotes.com
suiteprofiles.com
suiteu.com
suiteuniversity.com





                                   EXCEPTIONS

                                     (none)

                                   EXHIBIT 12
                                 WEBSITE ASSETS
                               COMPUTER EQUIPMENT

                                   INTERNAL
                                   EXTERNAL                                                MICROSOFT
  COMPUTER NAME       USER            IP            O/S        O/S SERIAL NUMBER        OFFICE VERSION     OFFICE SERIAL NUMBER
-----------------  ----------   -------------    --------   -----------------------   -----------------   -----------------------
OFFICE COMPUTERS
----------------
MONKEY             JASON        10.0.0.110       WIN98      15199-OEM-0075252-86584   2000 Professional   00400-OEM-0080947-35284

BEAVER             DEAN         10.0.0.111       WIN98      15199-OEM-0075252-86580   2000 Professional   00400-OEM-0080947-35574

FISH               KARYN        10.0.0.112       WIN98      25501-OEM-0079912-94042   2000 Professional   25501-OEM-0079624-86136

TADPOLE            BROWEN       10.0.0.113       WIN2000    51873-335-7364502-09245   2000 Professional   31801-OEM-0081714-27845

DOG                CRAIG        10.0.0.114       WIN98 SE   34799-OEM-0079912-94034   2000 Professional   34899-OEM-0080947-35284

BONES              BARRIE       10.0.0.118       WIN98 SE   03801-OEM-0079912-94030   2000 Professional   25701-OEM-0079624-86136

SQUIRREL           SARA         10.0.0.120       WIN98 SE   26101-OEM-0079912-94042   2000 Professional   26101-OEM-0079624-86136

CAT                ALEXIS       10.0.0.121       WIN98 SE   29900-OEM-0086712-06520   2000 Professional   29900-OEM-0081714-27213

POSSUM             RINA         10.0.0.124       WIN98 SE   12001-OEM-0079912-94030   2000 Professional   12101-OEM-0081714-27213

FROG               DEBORAH      10.0.0.126       WIN2000    51873-335-5534842-09531   2000 Professional   31601-OEM-0079624-86136

POODLE             DOUG         10.0.0.127       WIN98 SE   27401-OEM-0079912-94042   2000 Professional   27401-OEM-0079624-86136

RHINO              PETER        10.0.0.129       WIN2000    51873-006-1152165-09978   2000 Professional   30400-OEM-0881714-27213

                                   INTERNAL
                                   EXTERNAL                                                MICROSOFT
  COMPUTER NAME       USER            IP            O/S        O/S SERIAL NUMBER        OFFICE VERSION     OFFICE SERIAL NUMBER
-----------------  ----------   -------------    --------   -----------------------   -----------------   -----------------------
TIGER              Barrie
EAGLE              Scrap - use for parts
MULE               Scrap - use for parts
FIREWALL           Scrap - use for parts
CHUCKY             Scrap - use for parts

HP Printer         Sheila
(black ink only)
HP Printer         Deborah
(colour)
Lexmark Pinter     Doug
Proxima
Fax Machine


OFFICE SERVERS
--------------
ELEPHANT                        10.0.0.3         WINNT      50370-419-0435637-91589

SOLARIS                         10.0.0.4         WIN2000    51876-335-3281867-05497

HEDGEHOG                        10.0.0.5         WIN2000    51876-335-0781237-20003   2000 Professional    18800-OEM-0080947-35332

LLAMA                           10.0.0.6         WIN2000    51876-OEM-0000572-20000   2000 Professional    50106-335-6688554-02487

FOX                JAMIE        10.0.0.8         WINNT      50370-387-4417327-20000   2000 Professional    17200-OEM-0081714-27845

CHEETAH                         10.0.0.9         WIN2000    51879-335-2864915-05848

GRIZZLIES                       10.0.0.10        WINNT      20999-OEM-0043403-36988

PANDA              SQL          10.0.0.50        WIN2000

OTTER BIGIP                     10.0.0.252       UNIX


TELUS
-----
WHALE              IBM          192.168.1.8      WIN2000

POLARBEAR          MICRON       192.168.1.58     WINNT      50370-387-4417327-54137

CAMEL              WEB          192.168.1.100    WINNT      20999-OEM-0043403-37918

SHARK              WEB          192.168.1.101    WINNT      20999-OEM-0043403-36988

DOLPHIN            MISC         192.168.1.109    WINNT      20999-OEM-0043403-37913

BIGIP                           192.168.1.252    UNIX

APC POWER


*OFFICE FURNITURE  # of items
AND FIXTURES

Refrigerator             1
Dishwasher               1
Rugs                     6
Boardroom table          1 table, 5 chairs
  and chairs
  Storage shelving
Desks (ikea)            20
Computer desks
  (Jerker)               4
Metal Filing
  Cabinets               4
Small Desk              25
drawer/cabinet
  (Ikea) Credenza        1
(Doug's office)
  Book Shelves           3
Whiteboards              6
Rolling desk
  chairs                25
Stacking chairs          4
Reception chairs
  (purple)               3
Window cushions          5
---------------
* Tie to the assumption (take-over) of the lease